       1                                             Exhibit 23-A



                      CONSENT OF INDEPENDENT AUDITORS
                                 ________




We consent to the incorporation by reference in this registration statement on Form S-8 of AT&T Corp. (the "Company") of our reports, which include explanatory paragraphs regarding the change in 1993 in methods of accounting for postretirement benefits, postemployment benefits and income taxes, dated January 27, 1994, on our audits of the consolidated financial statements and consolidated financial statement schedules of the Company and its subsidiaries, which are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1993.







                                       COOPERS & LYBRAND





New York, New York
July 28, 1994